PRICING SUPPLEMENT NO. 25                                        Rule 424(b)(3)
DATED:  May 30, 2002                                         File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 6/4/2002    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 6/4/2003          CUSIP#: 073928XF5

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------        ------------        ------------        ------------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[x]   Prime Rate +

[ ]   CMT Rate

Initial Interest Rate:  1.09%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.85%

+     Prime Rate as reported on Telerate Page 5 under the heading "Bank
      Rates/Prime".

*     On the 4th of September, December, March and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.